Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Calvert Variable Products, Inc.:

We consent to the use of our report, incorporated herein by reference, dated February 27, 2012, with respect to the financial statements of the Calvert VP S&P 500 Index Portfolio, a series of Calvert Variable Products, Inc., as of December 31, 2011, and to the reference to our firm under the heading "Financial Statements" in the Registration Statement on Form N-14.

/s/ KPMG LLP

Philadelphia, Pennsylvania

January 23, 2013